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                                                                  EXHIBIT 10.23

           SEVERANCE AND CONSULTING AGREEMENT AND GENERAL RELEASE
           ------------------------------------------------------

         This Severance and Consulting Agreement and General Release ("Agreement") is made and entered into as of the 12th day of February,
2003, by and between Hendrik A. Verfaillie, an individual ("Verfaillie"), and Monsanto Company, a corporation organized and existing under the laws of the State of Delaware ("Monsanto"), herein collectively referred to as the "Parties."
         WHEREAS, until his retirement, Verfaillie was employed as an employee by Monsanto and previously served as President and Chief Executive Officer of Monsanto;
         WHEREAS, Verfaillie's employment with Monsanto terminated
effective January 31, 2003, and Monsanto seeks to retain Verfaillie to render services to Monsanto in a consulting capacity in accordance with the terms hereof;
         WHEREAS, the Parties seek to foreclose any potential claims or disputes existing or arising between the Parties; and
         WHEREAS, the Parties have agreed to reduce their agreements to writing.
         NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged and confessed, the Parties do hereby promise, covenant and agree as follows:
         1. Termination of Employment. Verfaillie's employment with Monsanto
            -------------------------
will terminate effective January 31, 2003 ("Retirement Date"), under circumstances constituting an ordinary retirement from employment by Monsanto for all purposes including any retirement, health insurance, welfare benefit and other plans sponsored by Monsanto in which he is eligible to participate, except as otherwise set forth in Section 2 below. Any stock options previously granted to Verfaillie under the Monsanto Company Management Incentive Plan are exercisable in accordance with the terms and conditions of such grants, given his Retirement Date.


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         2. Severance Payment. In consideration of Verfaillie agreeing to
            -----------------
be bound by this Agreement, Monsanto shall pay to Verfaillie a severance payment in the amount of $3,500,000.00 (the "Severance Payment").
Verfaillie understands and agrees that the Severance Payment is in lieu of any payments or other benefits to which he may otherwise be entitled pursuant to the provisions of The Monsanto Company Salaried and Hourly Employees' Separation Plan and hereby waives all rights under such plan.
The Severance Payment shall be paid to Verfaillie in one lump sum payment in the amount of $3,500,000.00, less all applicable withholding taxes. The lump-sum payment of $3,500,000.00 shall be paid to Verfaillie on the
Effective Date (as defined in Section 20). In the event of Verfaillie's death prior to the date of the Severance Payment, such Severance Payment shall be payable to Verfaillie's spouse, Gerda H. Verfaillie. In the event of the death of both Verfaillie and Verfaillie's spouse prior to the date of the Severance Payment by Monsanto, such Severance Payment shall be made as follows: (i) in trust for sons David H. Verfaillie and Filip H.
Verfaillie or, if no such trust exists at the time of payment, outright payment to David H. Verfaillie and Filip H. Verfaillie in equal shares; or
(ii) if payment cannot be made in accordance with subparagraph (i) then to Verfaillie's estate.
         3. Consulting Services. Verfaillie shall serve Monsanto in a consulting
            -------------------
capacity for the two years following his Retirement Date, i.e. the period commencing February 1, 2003, and ending January 31, 2005, inclusive (the "Consulting Period", with each of the twelve month periods commencing
February 1, 2003 and February 1, 2004 being referred to herein as a "Consulting Year"). During the Consulting Period, Verfaillie will make himself available to provide Monsanto the full benefit of his knowledge, experience and skill with respect to work on legal matters, including litigation, litigation support and settlement negotiations and any

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similar matters (the "Consulting Services"). The Parties understand and agree that during each of the two Consulting Years of the Consulting Period, Verfaillie will make himself available to Monsanto or its designee on an as-needed and as-requested basis for up to 500 hours per Consulting Year and further understand and agree that Monsanto will provide Verfaillie with as much notice as practicable under the circumstances. Additional time above 500 hours in a Consulting Year will be compensated at the rate of $830.00 per hour in addition to the Consulting Fee described in Section 5 below.
         4. Non-Solicitation and Non-Competition Restrictions. Verfaillie
            -------------------------------------------------
hereby agrees that for a period of two years commencing February 1, 2003, and ending January 31, 2005, he shall not, directly or indirectly, as an employee, employer, consultant, agent, sole proprietor, principal, associate, partner, stockholder, corporate officer or director, or in any other individual or representative capacity:

            (a) Hire or attempt to hire any employee or agent of Monsanto, its subsidiaries or affiliates or solicit, persuade, induce or encourage any employee or agent of Monsanto, its subsidiaries or affiliates to terminate employment with Monsanto, its subsidiaries or affiliates;

            (b) Compete or attempt to compete with Monsanto's business, or accept any form of employment or other affiliation (including, but not limited to, acting as a director) with any person, firm or entity which does so compete or is attempting or planning to compete;

            (c) Engage, directly or indirectly, in any Competitive Business;

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            (d) Provide any goods or services to any customer of Monsanto, or any of its subsidiaries or affiliates, in competition with the goods or services offered or provided by Monsanto, its affiliates and/or subsidiaries; and

            (e) Cause or attempt to cause any customer of Monsanto or any of its subsidiaries or affiliates to divest, terminate, limit or fail to enter into, any business or potential business with Monsanto, its subsidiaries and/or affiliates.

Verfaillie hereby acknowledges and agrees that Monsanto's business is conducted throughout the world, and that he has been intimately involved in the conduct of that business as conducted globally and that it is reasonable, in light of his duties, responsibilities and the confidential, competitive valuable information to which he has been privy, that his post-termination employment and activities be restricted on a global basis. For purposes of this Agreement, "Competitive Business" shall mean any business engaged in the planning, development, production, distribution, sales or marketing of any product or services currently being planned, developed, produced, distributed, sold or marketed by Monsanto or any of its subsidiaries or affiliates, or which competes against any such products or services, including, but not limited to, the following products and services:

            (a) Glyphosate and other herbicides;

            (b) Products that improve dairy cow productivity and swine genetics or that involve the production of pharmaceutical products in plants; and

            (c) Seeds and related biotechnology traits and technology platforms based on plant genomics.

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Breach of the restrictions set forth in this Section 4 will result in immediate forfeiture of any additional or future payments to be made to Verfaillie pursuant to Section 2 of this Agreement (including any payments deferred pursuant to said Section 2). In addition, Monsanto reserves any and all other legal or equitable rights it may have against Verfaillie in the event of such breach. In particular, the Parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of this Section 4 or Section 7 below, and that Monsanto may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
         5. Compensation for Consulting Services. As compensation for the
            ------------------------------------
Consulting Services, Verfaillie will be paid a "Consulting Fee" in accordance with the following: Verfaillie shall be paid in equal monthly installments of $62,500.00 each on the last day of each calendar month commencing February 28, 2003, and continuing through the earliest of January 31, 2005 or Verfaillie's death, disability, or failure or refusal to perform Consulting Services in accordance with Section 3 of this Agreement. For purposes of this Section 5, disability means a physical or mental condition resulting from bodily injury, disease or mental disorder which renders Verfaillie incapable of performing Consulting Services for a period of at least thirty (30) consecutive calendar days as determined by a physician selected by Monsanto and Verfaillie. In the event that Verfaillie unreasonably fails or refuses to perform Consulting Services in accordance with Section 3 of this Agreement, in addition to forfeiting any additional payments due under this Section (including any payments deferred pursuant to this Section 5), Verfaillie shall repay to Monsanto all Consulting Fees previously paid under this Agreement.

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         6. Expenses. Monsanto will reimburse Verfaillie for all reasonable
            --------
travel and living expenses actually incurred by him in the performance of the Consulting Services while away from his normal place of residence upon submission by him and approval by Monsanto of itemized expenses.
         7. Confidential Information. The Parties recognize that during
            ------------------------
Verfaillie's employment by Monsanto and in rendering the Consulting Services, he may have acquired or may acquire from Monsanto or its subsidiaries or affiliates or may develop certain information and data which Monsanto wishes to keep confidential, including, but not limited to, information and data concerning Monsanto's businesses, plans, projects, programs, processes, products, costs, equipment, raw materials, suppliers, customers, operations and employees ("Monsanto Information"). Verfaillie shall not disclose any Monsanto Information to third parties or use any Monsanto Information without, in each instance, securing the prior written consent of Monsanto. All files, correspondence, notes, memoranda, records, computer disks, tapes, print-outs and other documents and recordings (including, but not limited to, all drafts, copies and excerpts thereof) embodying or referring to the Monsanto Information or supplied to Verfaillie by Monsanto ("Documents") shall be the property of Monsanto and shall be subject to this Agreement. Monsanto shall be free to use all Documents in its business. Verfaillie shall deliver all Documents to Monsanto or destroy them, at Monsanto's request.
         Nothing contained in this Agreement shall prevent Verfaillie from using or disclosing Monsanto Information which he can prove (i) has become part of the public domain other than by his acts or omissions, (ii) has been furnished or made known to him by third parties (other than those acting on behalf of Monsanto) as a matter of right and without restriction on disclosure or use, or (iii) was in his possession prior to disclosure by Monsanto and was not

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acquired directly or indirectly from Monsanto. Specific information will not be deemed to fall within the scope of the foregoing exceptions merely because it is embraced by more general information, which falls within the scope of one or more of those exceptions. Verfaillie shall not disclose to others that specific information was received from Monsanto even though it falls within the scope of one or more of those exceptions. Verfaillie acknowledges and agrees that the existence of Monsanto's particular interests and plans in the area of the Consulting Services is a type of such specific information. If Verfaillie is required by any court of competent jurisdiction or legally constituted authority to disclose any Monsanto Information, prior to any disclosure thereof, he shall notify Monsanto and shall give Monsanto the opportunity to challenge any such disclosure order or to seek protection for those portions it regards as confidential. Breach of this confidentiality provision, as established in a court of law, will result in immediate forfeiture of any future or deferred payments to be made to Verfaillie pursuant to Section 2 of this Agreement (including any payments deferred pursuant to said Section 2). In addition, Monsanto reserves and shall be entitled to pursue any and all other legal or equitable rights it may have against Verfaillie in the event of a breach of this confidentiality provision, and in particular to seek the relief set forth in Section 4 of this Agreement.
         8. Independent Contractor. In performing the Consulting Services
            ----------------------
hereunder, Verfaillie's status will be that of an independent contractor, and not that of an employee or part-time employee of Monsanto. Monsanto shall not have any right to exercise any control or direction over the manner in which he performs the Consulting Services hereunder. During the Consulting Period, Verfaillie shall not be, represent himself as, act or purport to act as or be deemed to be the agent, representative, employee or servant of Monsanto. Verfaillie shall be

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responsible for all applicable taxes and other matters, if any, required of self-employed individuals by any governmental authority. Verfaillie shall not be entitled to any of the benefits, directly or indirectly, available to employees of Monsanto or accrue any further benefits under Monsanto's employee plans beyond his Retirement Date. Notwithstanding that Verfaillie acknowledges and agrees that he is an "Independent Contractor" within the meaning of that term in the Missouri Workers Compensation Statute, Mo. Rev. Stat. Section 287 et seq. (the "Workers Compensation Law"), Verfaillie
                  ------
agrees to limit recovery of damages in any action he may bring against
Monsanto in connection with, resulting from or arising out of the performance of the Consulting Services (other than a breach by Monsanto of this Agreement) or his presence on Monsanto property to that which he could recover if he were an employee of Monsanto and thus subject to the Workers Compensation Law.
         9.  Compliance with Laws. Verfaillie agrees, represents and warrants
             --------------------
that he will comply with all applicable federal and state laws in the provision of Consulting Services, including, but not limited to, all applicable federal and state laws relating to trading in Monsanto securities.
         10. Assignment. Verfaillie shall not (by operation of law or otherwise)
             ----------
assign his rights or delegate his performance hereunder without the prior written consent of Monsanto, and any attempted assignment or delegation without such consent shall be null and void. This Agreement and Monsanto's rights hereunder may be assigned by Monsanto (by operation of law or otherwise) without notice to or the consent of Verfaillie to (a) a subsidiary or affiliate of Monsanto or (b) any entity that acquires
Monsanto or all or substantially all of the business or assets to which this Agreement relates, whether as a result of (i) merger, reorganization or acquisition, (ii) a sale of stock, (iii) a sale of assets, (iv) a spinoff or similar transaction,

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(v) consolidation of the business with the business of the successor in interest or assignee, or (vi) the creation of a joint venture or partnership in which the transferring party is a member or partner. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and, except as regards personal services, shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, executors and administrators of the Parties. In the event of any assignment, Monsanto shall continue to be liable jointly for all payment obligations to Verfaillie as set forth in this Agreement.
         11. Indemnification. Verfaillie hereby agrees to indemnify and hold
             ---------------
Monsanto, its directors, officers, employees and agents, harmless from and against all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees and expenses) incurred by any of them as a result of or in connection with his willful misconduct by Verfaillie in performing his Consulting Services hereunder. Monsanto agrees that Verfaillie is not a guarantor of the outcome of any litigation for which Consulting Services are rendered by Verfaillie.
         12. Other Agreements and Obligations. The terms and provisions of
             --------------------------------
this Agreement shall not amend or otherwise affect any obligations that Verfaillie may have under any other agreement with Monsanto and are in addition to and not exclusive of any and all other obligations and duties, whether express or implied, in fact or in law, that he may have with respect to the subject matter of this Agreement; provided, however, that the provisions of Sections 4 and 7 of this Agreement shall replace and supercede the "Confidential Information" and "Competitive Activity" provisions of the Agreement dated November 13, 1979, by and between the corporation then known as Monsanto Company and Verfaillie (the "Employment Agreement"). The remaining provisions of such Employment Agreement, particularly the

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provision entitled "Ideas, Inventions or Discoveries," shall remain in full force and effect. Verfaillie hereby recognizes, acknowledges and agrees to the assignment and transfer of the Employment Agreement from Pharmacia Corporation, formerly known as Monsanto Company ("Pharmacia"), to Monsanto pursuant to the terms of the Employee Benefits and Compensation Allocation Agreement by and between Pharmacia and Monsanto dated September 1, 2000 and the Assignment and Assumption Agreement by and between Pharmacia and
Monsanto dated September 1, 2000. Except as set forth specifically herein, all rights of Verfaillie pursuant to any other written contracts or agreements with Monsanto shall remain in full force and effect.
         13. Confidentiality of this Agreement. Verfaillie agrees and warrants
             ---------------------------------
that he has not and will not publicize or publicly discuss the terms of this Agreement, except as provided in Section 22 below. It is expressly understood and agreed that any breach of this Section by Verfaillie shall constitute a material breach of this Agreement and shall give rise to an action for breach of contract. Verfaillie agrees that Monsanto may disclose this Agreement and its terms. Monsanto recognizes that this information may become public through no action on Verfaillie's part.
         14. Notices. All notices, demands or other communications to be given
             -------
or delivered under or by reason of the provisions of this Agreement shall be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally-recognized overnight courier or sent via facsimile to the recipient. Such notices, demands and other communications shall be sent to the address indicated below:
                  To Monsanto:

                  Charles W. Burson, General Counsel
                  Monsanto Company
                  800 North Lindbergh
                  St. Louis, MO 63167

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                  To Verfaillie:

                  Mr. Hendrik A. Verfaillie
                  14308 Strawbridge Court
                  St. Louis, MO 63017
                  (or last address provided in writing to Monsanto)

         15. General Release. In consideration of the Severance Payment and
             ---------------
other obligations of Monsanto provided for under this Agreement and other good and valuable consideration, Verfaillie, with the intent of binding himself and his successors, heirs, assigns, attorneys and family members, hereby releases and forever discharges Monsanto and any and all related, affiliated or subsidiary corporations and entities, as well as the officers, directors, attorneys, agents, representatives, employees and predecessors of Monsanto and/or any and all related, affiliated or subsidiary corporations and entities from and against any and all liabilities, claims, grievances, demands, charges, actions and causes of actions whatsoever (whether known or unknown, foreseen or unforeseen and accrued or unaccrued) which first arose prior to and through the date of which this Agreement is executed including, but not limited to, any and all claims for attorneys' fees, any and all claims arising under or pursuant to the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C.
Section 621 et seq., the Employee Retirement Income Security Act of 1974,
            ------
as amended, 29 U.S.C. Section 1001 et seq., except as to any vested
                                   ------
benefits, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.
Section 2000 et seq., the Civil Rights Act of 1991, 42 U.S.C. 1981(a)
             ------
et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101
------
et seq., the Missouri Human Rights Act, Mo. Rev. Stat. Section 213.010
------
et seq., and any and all other statutes or ordinances, and any and all other
------
claims arising under or pursuant to common law or any other legislation. Verfaillie expressly

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waives the benefit of any statute or rule of law that, if applied to this
Agreement, would otherwise exclude from its binding effect any claims not known by Verfaillie to exist. Verfaillie also agrees that he will not institute any claim for damages or for other relief by charge or otherwise, nor will he authorize any other party, governmental or otherwise, to enter into any claim for damages or otherwise via administrative or legal proceedings against Monsanto and/or any related, affiliated or subsidiary corporations or entities and/or any of their officers, directors, attorneys, agents, representatives, employees and predecessors. Monsanto and Verfaillie agree and recognize that, except as specifically set forth in this Agreement, Verfaillie is not releasing any claim to a benefit provided in any other written agreement in effect between Verfaillie and
Monsanto.
         16. No Other Inducement. Verfaillie represents and warrants that no
             -------------------
promise or inducement has been offered or made except as set forth herein and that this Agreement is executed without reliance by Verfaillie or any person acting on his behalf upon any statement or representation.
         17. Knowing and Voluntary Waiver. Verfaillie expressly acknowledges
             ----------------------------
that the waiver of his claims, including, but not limited to, claims under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621 et seq.; the Employee Retirement Income Security Act of 1974, as
    ------
amended, 29 U.S.C. Section 1001 et seq. Title VII of the Civil Rights Act
                                ------
of 1964, as amended, 42 U.S.C. Section 2000 et seq. the Civil Rights Act of
                                            ------
1991, 42 U.S.C. 1981(a) et seq. the Americans With Disabilities Act of
                        ------
1990, 42 U.S.C. Section 12101 et seq. the Missouri Human Rights Act, Mo.
                              ------
Rev. Stat. Section 213.010 et seq. and any and all other statutes or
                           ------
ordinances; and any and all other claims arising under or pursuant to common law or any other legislation, is knowing and voluntary, that this waiver is a part of this Agreement, that the

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waiver and the Agreement have been written in a manner calculated to be, and which is, understood by Verfaillie, that Verfaillie is not waiving rights for claims first arising under the Age Discrimination in Employment
Act after the date this Agreement is signed and that the rights and claims that he is waiving are in exchange for consideration to which he is not otherwise entitled.
         18. Advice. Verfaillie expressly agrees that: (i) he has carefully
             ------
read and understands this Severance and Consulting Agreement and General Release; (ii) he has been given 21 days within which to consider this Agreement; (iii) he has been advised by this writing to consult with his attorney regarding this Agreement, its meaning and application; and (iv) he is signing this Agreement knowingly and voluntarily of his own free will and with the intent of being bound by it.
         19. Entire Agreement. Subject to the provisions of Section 12 hereof,
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this Agreement constitutes the full and complete agreement between Verfaillie and Monsanto with respect to the subject matter hereof.
         20. Effective Date. This Agreement shall not become effective until
             --------------
the eighth day following the date on which this Agreement has been fully executed (the "Effective Date"). Verfaillie shall be allowed to revoke his acceptance of this Agreement in writing at any time during the first seven days following the execution of this Agreement.
         21. Governing Law. This Agreement shall be signed by the Parties in
             -------------
St. Louis, Missouri. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the laws of the State of Missouri, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of

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the laws of any jurisdiction other than the State of Missouri. Any litigation relating to or arising out of this Agreement, Verfaillie's employment with Monsanto and/or his separation from Monsanto shall be filed and litigated exclusively in the St. Louis County Circuit Court or the
United States District Court for the Eastern District of Missouri.
         22. Future Employment. Verfaillie shall disclose the existence of
             -----------------
Sections 4 and 7 of this Agreement to any new employer or potential new employer that engages in any Competitive Business. Verfaillie consents to Monsanto informing any subsequent employer of Verfaillie, or any entity that Monsanto in good faith believes is, or is likely to be, considering employing Verfaillie, of the existence and terms of this Agreement.
         23. Severability. Whenever possible, each provision of this Agreement
             ------------
will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, (i) the Parties agree that such provision(s) will be enforced to the maximum extent permissible under the applicable law and
(ii) any invalidity, illegality or unenforceability of a particular provision will not affect any other provision of this Agreement.
         24. Descriptive Headings. The descriptive headings of this Agreement
             --------------------
are inserted for convenience only and do not constitute a part of this
Agreement.
         25. Counterparts. This Agreement may be executed in one or more
             ------------
identical counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
         26. Waiver. Neither any course of dealing nor any failure or neglect
             ------
of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall

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constitute a waiver of such right, power or privilege or of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either of the Parties hereto must be contained in a written instrument signed by the party to be charged therewith, and, in the case of Monsanto, by its duly authorized officer.
         27. Amendment. This Agreement may be amended only by a writing
             ---------
which makes express reference to this Agreement as the subject of such amendment and which is signed by Verfaillie and by a duly authorized officer of Monsanto.

                                    HENDRIK A. VERFAILLIE


                                           /s/ Hendrik A. Verfaillie
                                    ----------------------------------------
                                    Date:             02/12/03
                                           ---------------------------------


                                    MONSANTO COMPANY


                                    By:      /s/ John M. Murabito
                                       -------------------------------------
                                    John M. Murabito, Senior Vice President-
                                    Human Resources and Corporate Services


                                    Date:             02/13/03
                                           ---------------------------------


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